                                                                    Exhibit 10.4


October 14, 1997

RSC Alabama, Inc.
RSC Industrial Corporation
RSC Duval Inc.
RSC Rents, Inc.
The Air & Pump Company
Walker Jones Equipment, Inc.
Rental Service Corporation
RSC Acquisition Corp.
RSC Holdings, Inc.
14505 Hayden Road, #322
Scottsdale, Arizona 85260

RE: SECOND AMENDED AND RESTATED CREDIT AGREEMENT - $200,000,000 INCREASE IN SENIOR SECURED REVOLVING CREDIT FACILITY

Gentlemen:

          Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of September 24, 1996 (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of January 1, 1997, the Second Amendment, Consent and Limited Waiver to Amended and Restated Credit Agreement dated as of April 10, 1997, the Third Amendment, Consent and Limited Waiver to Amended and Restated Credit Agreement dated as of May 22, 1997 and Fourth Amendment to Amended and Restated Credit Agreement dated as of August 1, 1997, the "Credit Agreement") among RSC Alabama, Inc. (formerly known as Acme Alabama, Inc.), RSC Industrial Corporation (formerly known as Acme Dixie Inc.), RSC Duval Inc. (formerly known as Acme Duval Inc.), RSC Rents, Inc. (formerly known as Acme Rents, Inc.), The Air & Pump Company and Walker Jones Equipment, Inc. (collectively, the "Borrowers"), Rental Service Corporation, RSC Acquisition Corp. and RSC Holdings, Inc. (collectively, the "Parent Guarantors"), each financial institution identified on Annex I thereto (together with its successors and permitted assigns pursuant to Section 12.8 thereof, a "Lender"), the Issuing Bank and BT Commercial Corporation ("BTCC") acting as agent for the Lenders and the Issuing Bank (in such capacity, together with any successor agent appointed pursuant to Section 11.8 thereof, the "Agent"). Undefined capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

Rental Service Corporation et al.
October 14, 1997
Page 2

          BTCC understands from discussions with representatives of the Borrowers and the Parent Guarantors that the Borrowers and the Parent Guarantors have requested a second amendment and restatement of the Credit Agreement (i) increasing the total Commitments thereunder by $200,000,000 (such increase being referred to as the "Incremental Commitment"), (ii) extending the Expiration Date (as so extended, the "Extended Expiration Date") to the fifth anniversary of the effective date of the Second Amended and Restated Credit Agreement (as defined below), (iii) revising the Financial Covenants to levels to be agreed upon by the Credit Parties, the Agent and the Lenders after the delivery of new projections giving effect to the Second Amended and Restated Credit Agreement, the New Term Facility (as defined below) and any Acquisitions which have been disclosed to the Agent and which have been consummated or are to be consummated on or before December 31, 1997, (iv) providing that the maximum aggregate amount of Acquisitions that the Credit Parties may enter into from the effective date of the Second Amended and Restated Credit Agreement until the Extended Expiration Date shall be an amount equal to the sum of (A) $160,000,000 (excluding consideration consisting of the common stock of RSC), plus (B) net
                                                                 ----
cash proceeds received by RSC immediately and directly from the issuance of the common stock of RSC during such period or from the issuance of unsecured subordinated Indebtedness during such period on terms (including subordination terms) and subject to conditions satisfactory to the Agent and the Lenders or from any combination thereof, (v) revising the definitions of Applicable Eurodollar Rate Margin and Applicable Prime Rate Margin to replace the Interest Coverage Ratio tests therein with comparable tests based on the ratio of (A) the aggregate amount of all Indebtedness of the Credit Parties outstanding as of any Quarterly Determination Date occurring after the effective date of the Second Amended and Restated Credit Agreement to (B) EBITDA, as determined as of such Quarterly Determination Date, for the twelve-month period ending on such Quarterly Determination Date (together with corresponding revisions to the form of Compliance Certificate attached to the Credit Agreement as Exhibit O), (vi) revising the definition of Borrowing Base to provide that the advance rate against Eligible Rental Equipment shall be eighty-five percent (85%) from January 1, 2000 through December 31, 2000 and eighty percent (80%) from January 1, 2001 through the Extended Expiration Date and (vii) permitting the Credit Parties to enter into a $100,000,000 senior secured term loan (the "New Term Facility"), as more particularly described in our commitment letter of even date herewith to you with respect to the New Term Facility, on such terms and subject to conditions satisfactory to the Agent and the Lenders all of which shall be incorporated into the Second Amended and Restated Credit Agreement (it being agreed and understood that any consent to the terms and conditions of the New Term Facility shall not be indicative of a willingness on the part of BTCC or any Lender to consent to the incurrence by the Credit Parties of any other debt on similar terms). Such an amendment and restatement, containing such terms and conditions acceptable to the Borrowers, the Parent Guarantors, the Agent and the Lenders and being in form and substance acceptable to the Agent and the Lenders, is referred to herein as the "Second Amended and Restated Credit Agreement."

Rental Service Corporation et al.
October 14, 1997
Page 3
          Based upon our preliminary review of the information which the Credit Parties have provided to us, BTCC, in its capacity as a Lender under the Credit Agreement, is pleased to confirm that it is willing to provide the Incremental Commitment upon the effectiveness of the Second Amended and Restated Credit Agreement and also hereby commits to purchase (at no more than par value) from one or more of the other Lenders, upon the effectiveness of the Second Amended and Restated Credit Agreement, up to $100,000,000 in the aggregate of the Commitments of such Lender or Lenders in the event any such Lender does not desire to continue to provide financing to the Borrowers under the Second Amended and Restated Credit Agreement (the "Backstop Commitment"). BTCC's commitment to provide the Incremental Commitment and the Backstop Commitment is also subject to the satisfaction of all the conditions set forth herein, in the Fee Letter (as defined below) and in the Second Amended and Restated Credit Agreement and review of the assets, liabilities (including existing contingent liabilities), business and operations of the Credit Parties giving effect to the Second Amended and Restated Credit Agreement. Further, BTCC and its counsel have not yet completed due diligence efforts necessary to substantiate the factual premises upon which the terms and conditions of this Commitment Letter are based. BTCC's willingness to commit to provide the Incremental Commitment and the Backstop Commitment is subject to its satisfactory completion of such review and due diligence and its continuing satisfaction therewith.

          BTCC, as Agent, will structure the Second Amended and Restated Credit Agreement and use its best efforts to obtain approval thereof from the other Lenders. The Credit Parties hereby agree to provide the Agent and the other Lenders, promptly upon request, with all information deemed necessary by them to evaluate the Incremental Commitment, the Backstop Commitment, the New Term Facility and the terms of the Second Amended and Restated Credit Agreement, including, without limitation, information and projections prepared by the Credit Parties or their advisors relating to the transactions described herein, all as reasonably requested by the Agent. Each of the Credit Parties further agrees to use its reasonable best efforts to make the appropriate officers and representatives thereof available to participate in information meetings for the Lenders at times and places as the Agent may reasonably request.

          Each of the Credit Parties represents and warrants that (a) all information which has been or is hereafter made available to the Agent, any Lender or any other financial institution which agrees to provide any portion of the Incremental Commitment (a "New Lender") by any Credit Party or any of their respective representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects for the purposes prepared and does not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made,

Rental Service Corporation et al.
October 14, 1997
Page 4

and (b) all financial projections that have been or will hereafter be prepared by the Credit Parties and made available to the Agent, any Lender or any New Lender have been or will be prepared in good faith based upon reasonable assumptions, which assumptions shall be disclosed as part of such projections. In arranging and structuring the Second Amended and Restated Credit Agreement, the Incremental Commitment and the Backstop Commitment, the Agent may be using and relying on such information and projections without independent verification thereof.

          Each of the Credit Parties agrees that any and all information, materials or analysis furnished to us, or developed by us, in connection with the due diligence review described herein or in arranging and structuring the Second Amended and Restated Credit Agreement, including, without limitation, information bearing on the creditworthiness of any of the Credit Parties or their Affiliates (collectively, "Information"), may be shared by us with the other Lenders, the New Lenders and our Affiliates, including, without limitation, Bankers Trust Company and BT Alex. Brown Corporation (collectively "BT Affiliates") provided that none of such Information shall be used in any manner which would violate applicable law. Each of the Credit Parties also confirms that it has no objection to discussions between our personnel and the personnel of the other Lenders, the New Lenders or the BT Affiliates concerning any Credit Party or any Affiliate of any Credit Party, the Information, the proposed Second Amended and Restated Credit Agreement, or any other potential transaction between any Credit Party, BTCC, any Lender, any New Lender or any BT Affiliate.

          In connection with the Second Amended and Restated Credit Agreement, BTCC may, in its discretion, allocate to the Lenders and the New Lenders portions of any fees payable to BTCC in connection with the Incremental Commitment and the Second Amended and Restated Credit Agreement. Each of the Credit Parties agrees that none of the Lenders nor any New Lender will receive from any Credit Party or any of their respective Affiliates any compensation of any kind for its participation in the Incremental Commitment except as expressly provided for in this Commitment Letter or in the fee letter of even date herewith (the "Fee Letter").

          BTCC's commitment to provide the Incremental Commitment and the Backstop Commitment is further subject to there not having occurred and being continuing a material adverse change in financial, banking or capital market conditions generally since the date hereof that, in the sole judgment of BTCC, would substantially impair the subsequent marketability of the Incremental Commitment or the Backstop Commitment. In addition, in the event that: (i) prior to the execution and delivery of definitive documentation with respect to the Second Amended and Restated Credit Agreement, BTCC becomes aware of information, or an event occurs, which BTCC reasonably believes could have a Material Adverse Effect or (ii) the Credit Parties do not, for any reason other than a cancellation by BTCC of its

Rental Service Corporation et al.
October 14, 1997
Page 5

commitment pursuant to the foregoing clause (i), execute and deliver the definitive documentation with respect to the Second Amended and Restated Credit Agreement on or before November 30, 1997 or such other date as may be agreed upon in writing by the parties hereto, then BTCC may, in its sole and absolute discretion, terminate all of its obligations hereunder.

          The commitment of BTCC hereunder is also subject to negotiation and execution of the Second Amended and Restated Credit Agreement, amendments to the other Credit Documents and other agreements, documents and instruments which the Agent and the Lenders may reasonably request (the Second Amended and Restated Credit Agreement and the other Credit Documents, as amended by such amendments and such other agreements, documents and instruments, collectively, the "Amended Credit Documents") in form and substance satisfactory to the Credit Parties, the Agent, the Lenders and their respective counsel. Whether or not the Amended Credit Documents are executed (including, without limitation, by reason of the failure to receive approval of each Lender (other than BTCC)), each of the Credit Parties agrees as follows:

(a) to promptly reimburse BTCC for all reasonable costs and expenses including, without limitation, (i) the fees, disbursements and other reasonable charges of attorneys and paralegals, (ii) reasonable out-of-pocket expenses of BTCC personnel, (iii) other legal, appraisal, environmental, audit, consulting, search and filing fees and expenses incurred by BTCC or any BT Affiliate in connection with (x) the arrangement, structuring, negotiation, preparation, review, execution, delivery, collection and enforcement of this Commitment Letter, the Fee Letter and the Amended Credit Documents and
     (y) the completion of the due diligence investigation described herein;

(b) to indemnify and hold harmless BTCC, each Lender and each of their respective Affiliates, and each director, officer, agent, counsel and employee thereof (each an "Indemnified Person") from and against all losses, claims, damages, costs and other expenses ("Losses") to which any of them may become subject arising out of or relating to this Commitment Letter, the Amended Credit Documents, the New Term Facility or any other transaction contemplated hereby or thereby except for any such Losses caused by the gross negligence or willful misconduct of such Indemnified Person, and to reimburse BTCC and each other Indemnified Person for any reasonable expenses (including the fees, disbursements and other charges of attorneys and paralegals) incurred in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether BTCC or such Indemnified Person is a party thereto; and

Rental Service Corporation et al.
October 14, 1997
Page 6

(c) that neither the Agent nor any Lender shall be liable under this Commitment Letter or the Amended Credit Documents or any other transaction contemplated hereby or thereby or in respect of any act, omission or event relating to the Amended Credit Documents or the New Term Facility, on any theory of liability, for any punitive, special, indirect or consequential damages.

          The contents of this Commitment Letter and the Fee Letter are confidential. None of the Credit Parties will show, circulate or otherwise disclose them or their contents to any other Person (other than Brentwood Associates, Affiliates of Brentwood Associates and the officers, directors, employees, attorneys and advisors of the respective Credit Parties, on a confidential basis, as necessary, in connection with the evaluation of the terms and conditions set forth herein and therein, who shall agree to maintain their confidentiality) without our prior written consent; and none of the Credit Parties will file any of them or disclose their contents in any filing with any Governmental Authority, unless prior to the filing the Credit Parties have formally accepted this Commitment Letter and the Fee Letter, as provided herein. This Commitment Letter and the Fee Letter may not be assigned by any Credit Party without the prior written consent of the Agent and the Lenders, and the undertakings by BTCC herein and therein are made solely for the benefit of the Credit Parties and may not be relied upon or enforced by any other Person. If the Commitment Letter and the Fee Letter are not accepted by the Credit Parties, the Credit Parties will immediately return to us the originals and copies of the Commitment Letter and the Fee Letter and any summaries thereof which the Credit Parties or their respective advisors may have created. If the Commitment Letter and Fee Letter are accepted by the Credit Parties and the Credit Parties have complied with the terms hereof and thereof, RSC and the Credit Parties may thereafter disclose the information contained in only the Commitment Letter as they deem required by law. Prior to acceptance, any disclosure by any Credit Party in violation hereof shall be deemed to constitute the Credit Parties' acceptance of this Commitment Letter and the Fee Letter.

          BTCC's commitment to provide the Incremental Commitment and the Backstop Commitment on the terms and conditions set forth in this Commitment Letter is specifically contingent upon the execution and delivery of this Commitment Letter and the Fee Letter and the satisfaction of all of the other conditions referred to as conditions to the Incremental Commitment, the Backstop Commitment and the Second Amended and Restated Credit Agreement. BTCC's commitment to provide the Incremental Commitment and the Backstop Commitment pursuant to the terms of this Commitment Letter will expire at 5:00 p.m. Los Angeles, California time on October 17, 1997, unless on or before that time this Commitment Letter and the Fee Letter have been duly executed and delivered to BTCC. In addition and in any event, BTCC's commitment hereunder will expire (i) if any fees or other amounts payable to BTCC hereunder, under the Fee Letter or the Credit Documents are not paid when due and (ii) on November 30, 1997 or such other date as may be agreed upon in writing by the parties

Rental Service Corporation et al.
October 14, 1997
Page 7

hereto, if the Second Amended and Restated Credit Agreement shall not have been executed by the Credit Parties, the Agent and the Lenders by that date.

          This Commitment Letter may be executed in counterparts which, when taken together, shall constitute an original. This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

Rental Service Corporation et al.
October 14, 1997
Page 8

          Please indicate your acceptance of and agreement to the foregoing by signing and returning the enclosed copies of this Commitment Letter and the Fee Letter to BT Commercial Corporation, 300 S. Grand Avenue, 41st Floor, Los Angeles, CA 90071 Attention: Thomas L. Ventling.

                           Very truly yours,

                           BT COMMERCIAL CORPORATION



                           By: /s/ Thomas L. Ventling
                              --------------------------------------
                              Thomas L. Ventling
                              Senior Vice President


Accepted and agreed this
14th day of October, 1997

RSC ALABAMA, INC.
RSC INDUSTRIAL CORPORATION
RSC DUVAL INC.
RSC RENTS, INC.
THE AIR & PUMP COMPANY
WALKER JONES EQUIPMENT, INC.
RENTAL SERVICE CORPORATION
RSC ACQUISITION CORP.
RSC HOLDINGS, INC.



By: /s/ Robert M. Wilson
   --------------------------------------
    Name: Robert M. Wilson
    Title: Senior Vice President &
          Chief Financial Officer